UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)          (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

     On March 7, 2008, Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) received notices of extension from the South African Social Security Agency (“SASSA”) for all five provinces where the Company currently provides a grant payment service. Pursuant to the terms of the notices of extension, the current service level agreements (“SLAs”) will no longer automatically terminate on March 31, 2008. The SLAs have been extended by 12 months to March 31, 2009.

     SASSA reserves the right to terminate any of the SLAs on 30 days written notice, but only after an initial period of six months which ends on September 30, 2008.

     Net1 has not received any further update on the current tender process for the provision of a social grant payment service in South Africa’s nine provinces and our current tender submissions will remain valid for acceptance until March 31, 2008.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 17, 2008	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer